Exhibit 99.1

Guidance Software Announces Preliminary

2017 Second Quarter Financial Results

PASADENA, Calif. – July 26, 2017 – Guidance Software, Inc. (the “Company”) (NASDAQ: GUID) today announced preliminary second-quarter 2017 results: Revenue is expected to be between $24.5 and $24.6 million.  GAAP loss per share is expected to be approximately ($0.04).  Non-GAAP income per share is expected to be approximately $0.05.

The Company will release final Q2 2017 financial results on August 1, 2017 and is suspending forward-looking guidance in light of its announced acquisition by OpenText.  Please refer to today’s announcement regarding the definitive agreement to be acquired by OpenText (TSE/NASDAQ: OTEX).

About Guidance Software:

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. The makers of EnCase®, the gold standard in forensic security, and EnForce™, an automated cyber risk management platform, Guidance provides a mission-critical foundation of market-leading applications that offer deep 360-degree visibility across all endpoints, devices and networks, allowing proactive identification and remediation of threats. From retail to financial institutions, our field-tested and court-proven solutions are deployed on an estimated 35 million endpoints at more than 70 of the Fortune 100 and hundreds of agencies worldwide, from beginning to endpoint.

For more information about Guidance Software, please visit guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

Guidance Software®, EnCase® and EnForce™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Notice to Investors

The tender offer for all of the outstanding shares of common stock of the Company (the “Offer”) has not yet commenced.  This press release is not an offer to buy nor a solicitation of an offer to sell any securities of the Company.  The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Open Text Corporation (“OpenText”) and Galileo Acquisition Sub Inc. (“Purchaser”) intend to file with the U.S. Securities and Exchange Commission (the “SEC”).  In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the merger of Purchaser with and into the Company, with the Company surviving as a wholly-owned subsidiary of OpenText (the “Merger”), free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the Offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.guidancesoftware.com, and any such documents filed with or furnished to the SEC by OpenText at www.opentext.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements.  Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on the Company’s current beliefs and expectations.  These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger.  The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business.  These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of shares of Company common stock tendered in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the Offer materials to be filed by OpenText and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

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